                                                                    Exhibit 10.2


                              CHAIRMAN'S AGREEMENT

THIS AGREEMENT is made as of the 19th day of September , 2000 between Office Depot, Inc., a Delaware corporation (the "COMPANY"), and David I. Fuente ("Mr. Fuente"), an individual resident of Boca Raton, Florida.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the parties' contemporaneously entering into certain other agreement of even date, the parties hereto agree as follows:

         1. RETENTION AS NON-EXECUTIVE CHAIRMAN OF THE BOARD.

         The Company hereby retains Mr. Fuente's services as non-executive Chairman of the Board of Directors of the Company for a term beginning on the date hereof and ending ninety (90) days after either party gives written notice to the other that it wishes to cancel this Agreement (the "Service Period"), upon the terms and conditions set forth in this Agreement. The Company's Board of Directors hereby agrees to cause the Nominating Committee of the Board to nominate Mr. Fuente for election as a Director of the Company at the Company's Annual Meeting in 2001. This Agreement may be terminated by either party at any time upon not less than ninety (90) days prior written notice to the other party as set forth below.

         2. DUTIES.

         (a) During the Service Period, Mr. Fuente shall serve as the non-executive Chairman of the Board of Directors of the Company and shall have the normal duties, responsibilities and authority of such position, as set forth in Article V of the Bylaws of the Company, attached to this Agreement as ATTACHMENT A, subject to the power of the Board of Directors to expand or limit such duties, responsibilities and authority.

         (b) Mr. Fuente shall devote reasonable time and efforts in the discharge of his duties and, among other things, shall use his best efforts to attend each and every meeting of the Board of Directors and of any committee of the Board on which he serves. Mr. Fuente shall perform his duties and responsibilities under this Agreement to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

         (c) For purposes of this Agreement, "SUBSIDIARIES" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

         (d) For purposes of this Agreement, Mr. Fuente is a director of the Company but he is not an employee of the Company.

         3. COMPENSATION.

         (a) For serving as non-executive Chairman of the Board during the Service Period, Mr. Fuente shall be paid compensation in weekly installments at the rate of $ 1 Million per annum through December 31, 2000 and thereafter at the rate of $250,000 per annum, which amount shall be payable in accordance with the Company's general practices for payments to its outside directors. Mr. Fuente shall not receive any other compensation for serving as a Director of the Company during the Service Period. Subsequent to the Service Period, as long as Mr. Fuente is a Director of the Company, he shall receive the same compensation as is provided to outside Directors of the Company.

         (b) In addition, the Company shall reimburse Mr. Fuente for all reasonable and necessary expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to reimbursement of travel and other business expenses of Directors of the Company.

         4. TERMINATION OF SERVICE.

         (a) Mr. Fuente's service as Chairman may be terminated by either Mr. Fuente or the Company on at least ninety (90) days' prior written notice to the other or at any time by mutual consent of the parties; PROVIDED FURTHER that the Service Period shall terminate immediately and automatically upon Mr. Fuente's death or permanent disability or incapacity (as determined by the Board of Directors in its good faith judgment).

         (b) In the event Mr. Fuente's service as Chairman shall be terminated by the Company for reasons other than his failure to perform his duties as a director (other than as a result of illness or incapacity), which shall be deemed his failure to attend at least 75% of the Board meetings and meetings of any committees of the Board on which he may serve, after notice from the Board, the Company shall (i) pay Mr. Fuente the amount he would have otherwise received had he remained the Chairman, through and including the later of (y) December 31, 2000 or (z) ninety (90) days after the Company provides him written notice of such termination and (ii) and reimburse him for any expenses incurred by him as of such date.

         (c ) In the event of termination of this Agreement or the Service Period, prior to the vesting of any unvested stock options held by Mr. Fuente (as set forth on SCHEDULE 2 to the Severance Agreement dated simultaneously herewith), his stock options shall continue to vest for as long as he is a Director, and, if the Board shall decline to nominate him for re-election at the 2002 or any subsequent Annual Meeting of the

Company (provided that Mr. Fuente has attended at least 75% of the meetings of the Board or of any Board committee on which he serves), or if the stockholders shall fail to elect Mr. Fuente as a Director at any such meeting, then any unvested stock options listed on Schedule 2 to the Severance Agreement shall be 100% vested upon the last date Mr. Fuente serves as a Director of the Company. In the event Mr. Fuente resigns as a Director prior to such vesting or in the event he is not nominated for re-election by reason of his having failed to attend at least 75% of the Board or committee meetings at which his attendance is expected, then any unvested stock options at the end of his term as a Director shall expire unvested. Notwithstanding the Company's ability to terminate this Agreement upon ninety (90) days' notice, the Company's obligations: (i) as to the Nominating Committee, in Section 1 above, (ii) as to Director's compensation in Section 3(a) above, (iii) as to the vesting of previously unvested stock options under this Section 4(c), and (iv) as to the provision of an office for not less than two (2) years, as set forth in Section 5 below, shall survive and continue in full force and effect, as applicable.

         (d) Upon such payment(s) as are set forth above and the option exercise extension as set forth in Subsection (c ) above, the Company shall have no further obligation to him except as provided in the Severance Agreement and except as otherwise provided herein in subsection (e) below.

         (e) As set forth in the Severance Agreement, the shares identified therein (and in SCHEDULE 2 thereto) as the "Retained Shares" shall be and are deemed to be fully vested.

         5. OFFICE. For so long as Mr. Fuente serves as Chairman of the Board of the Company (but in no event less than two years from the date hereof), the Company shall provide Mr. Fuente with reasonable office accommodations, including secretarial/receptionist services and e-mail and voice mail service, at a location to be mutually determined by the Company and Mr. Fuente in the Boca Raton/Delray Beach area. During such period of time, Mr. Fuente also may also maintain a voice mailbox on the voice mail system of the Company. Such office may be an office with shared secretarial and support services with other persons, such as the arrangement commonly known as "executive suites" or similar arrangement.

         6. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  NOTICES TO MR. FUENTE:

                  ADDRESS:          701 TERN POINT CIRCLE
                                    BOCA RATON, FL 33431

                  NOTICES TO THE COMPANY:

                  OFFICE DEPOT, INC.
                  2200 GERMANTOWN ROAD
                  DELRAY BEACH, FLORIDA 33445
                  ATTENTION:  CHIEF EXECUTIVE OFFICER

                  AND

                  OFFICE DEPOT, INC.
                  2200 GERMANTOWN ROAD
                  DELRAY BEACH, FLORIDA 33445
                  ATTENTION:  EXECUTIVE VICE PRESIDENT - HUMAN RESOURCES

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

         7. INCORPORATION OF TERMS BY REFERENCE. The parties hereby agree to incorporate by reference herein, and by this reference do incorporate by reference as if set forth at length herein, all the provisions of Sections 20 and 21 of the Severance Agreement of even date herewith.

         8. COMPLETE AGREEMENT. Without limitation of Section 6 above, this Agreement and those documents expressly referred to herein and other documents of even date herewith, including the Severance Agreement, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         9. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          OFFICE DEPOT, INC.


                                          By: /s/ Thomas Kroeger
                                              ----------------------------------
                                          Name: Thomas Kroeger
                                          Title: EVP - Human Resources


                                          MR. FUENTE

                                          By: /s/ David I. Fuente
                                             -----------------------------------
                                             Name: David I. Fuente
                                             -----------------------------------
                                             Date: 9/19/00

                                  ATTACHMENT A

                  ARTICLE V OF THE BYLAWS OF OFFICE DEPOT, INC.

                                    ARTICLE V

        [AS AMENDED BY ACTION OF THE BOARD OF DIRECTORS, AUGUST 3, 2000]

                                    OFFICERS

         SECTION 1. NUMBER AND AUTHORITY. The Board of Directors of the corporation shall from time to time, elect from its membership, a Chairman of the Board. He may be a non-executive of the Company, in which event he shall not be an officer of the corporation. The officers of the corporation shall consist of at least the following: (1) a Chief Executive Officer, (2) a Chief Financial Officer, (3) a Secretary and (4) a Treasurer.

         The Board of Directors may appoint such other officers and agents, including but not limited to, one or more Presidents of Divisions or Business Groups, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable. Pursuant to Section 10 of this Article V, the Board of Directors hereby delegates to the Chief Executive Officer the right to appoint such Vice Presidents and Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as he shall deem appropriate and necessary from to time. The Board shall elect all other officers.

         Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor any President shall also hold the office of either Treasurer or Secretary. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the business and affairs of the corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Chief Executive Officer.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected at least once annually by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided.

         SECTION 3. REMOVAL. All officers and agents shall hold office at the pleasure of the Board of Directors, and any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by resolution of the Board of Directors.

         SECTION 5. COMPENSATION. Compensation of all officers and agents shall be fixed by or in the manner prescribed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the directors, or he may delegate such duties to the Chief Executive Officer. The Chairman shall perform such other duties as are required of him by the Board of Directors and shall have no other duties except such as are delegated to him by the Board.

         SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall have the general charge of the business and affairs of the corporation and shall oversee the management of the business of the corporation. In the absence of the Chairman, or if designated to do so by the Board of Directors, he shall preside at all meetings of the stockholders and of the directors and shall exercise the other powers and perform the other duties of the Chairman or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. He shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and he shall have full power of delegation in so doing. He shall have such other powers and perform such other duties as the Board of Directors or these Bylaws may, from time to time, prescribe. The Chief Executive Officer shall have the power to execute any and all instruments and documents on behalf of the corporation and to delegate to any other officer of the corporation the power to execute any and all such instruments and documents.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and its committees and all meetings of the stockholders and shall record all the proceedings of the meetings in a book or books to be kept for that purpose; he shall see that all notices required to be given by these Bylaws or by law are duly given in accordance with the provisions of these Bylaws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the corporation; he shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         SECTION 9. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the corporation in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; he shall render to the Chairman of the Board and to each member of the Board of Directors, whenever requested, an account of the Treasurer's actions and of the financial condition of the corporation. The Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and have such other powers and perform such other duties as the Board of Directors may, from time to time, prescribe. In the event the corporation shall fail to have a Treasurer at any time, then the duties of the Treasurer may be assumed and performed by the Chief Financial Officer and delegated by him to one or more assistant Treasurers.

         SECTION 10. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. The Board of Directors may also elect or may delegate to the Chief Executive Officer the power to appoint such other officers, assistant officers and agents, as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         SECTION 11. RESERVATION OF AUTHORITY. All other powers not expressly delegated or provided for herein, or in the Delaware General Corporation Law to any officer, are expressly reserved to the Board of Directors and may be delegated by it to any officer by resolution adopted from time to time by the Board of Directors.







                                       3